Exhibit 5.1

K&L Gates llp Hearst Tower 47th Floor 214 North Tryon Street Charlotte, NC 28202 T 704.331.7400 F 704.331.7598 klgates.com

May 19, 2017

Primo Water Corporation

101 North Cherry Street, Suite 501

Winston-Salem, North Carolina 27101

Ladies and Gentlemen:

We have acted as counsel to Primo Water Corporation, a Delaware corporation (the “Company”), in connection with Post-Effective Amendment No. 2 to the Registration Statement on Form S-4 on Form S-3 (the “Amendment”) filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Company’s adoption of Registration Statement on Form S-4 No. 333-214200, originally filed by Primo Water Operations, Inc. (formerly “Primo Water Corporation”), a Delaware corporation (the “Predecessor Registrant”), with the Commission on October 24, 2016, as amended by Post-Effective Amendment No. 1 on Form S-3, filed by the Predecessor Registrant with the Commission on May 18, 2017 (the “Registration Statement” and, after giving effect to the Amendment, the “Amended Registration Statement”). In accordance with paragraph (d) of Rule 414 under the Securities Act, the Amendment is being filed by the Company, as the successor registrant to the Predecessor Registrant, expressly to adopt the Registration Statement as its own registration statement for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended. The Company is the successor to the Predecessor Registrant as a result of an internal reorganization of the Predecessor Registrant that occurred on May 18, 2017 (the “Reorganization”).

The Amended Registration Statement relates to, among other things, the issuance and sale from time to time pursuant to Rule 415 promulgated under the Securities Act of up to 2,000,000 shares of common stock, par value $0.001 per share, of the Company (the “Shares”) upon the exercise of warrants (“Warrants”) issued as partial consideration in connection with the acquisition of Glacier Water Services, Inc., a Delaware corporation, pursuant to that certain Warrant Agreement, dated as of December 12, 2016, by and between the Predecessor Registrant and Wells Fargo Bank, National Association, as amended by Amendment No. 1 to Warrant Agreement, dated as of March 13, 2017 (the “Warrant Agreement”).

This opinion letter is being delivered in accordance with the requirements of Paragraph 29 of Schedule A of the Securities Act and Item 601(b)(5)(i) of Regulation S-K.

In connection with rendering the opinions set forth below, we have examined (i) the Amended Registration Statement, including the exhibits filed therewith and to which this opinion is attached as Exhibit 5.1; (ii) the prospectus constituting a part of the Amended Registration Statement (the “Prospectus”); (iii) the Sixth Amended and Restated Certificate of Incorporation of the Predecessor Registrant in effect immediately prior to the Reorganization, as certified by the Secretary of the Predecessor Registrant; (iv) the Amended and Restated Bylaws of the Predecessor Registrant, as certified by the Secretary of the Predecessor Registrant; (v) the Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of the Company (the “Certificate of Incorporation”); (vi) the Bylaws of the Company, as certified by the Secretary of the Company (the “Bylaws”); (vii) certain resolutions adopted by the board of directors of the Predecessor Registrant relating to the Reorganization and the Amended Registration Statement; (viii) certain resolutions adopted by the Board of Directors of the Company (the “Board of Directors”) relating to the Reorganization and the Amended Registration Statement; and (ix) the Company's stock ledger. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and have considered such matters of law and fact, in each case as we have deemed appropriate to render the opinions contained herein. With respect to certain facts, we have considered it appropriate to rely upon certificates or other comparable documents of public officials and officers or other appropriate representatives of the Company without investigation or analysis of any underlying data contained therein.

For the purposes of this opinion letter, we have assumed that (i) each document submitted to us is accurate and complete; (ii) each such document that is an original is authentic; (iii) each such document that is a copy conforms to an authentic original; and (iv) all signatures (other than signatures on behalf of the Company) on each such document are genuine. We have further assumed the legal capacity of natural persons, and we have assumed that each party to the documents we have examined or relied on (other than the Company) has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party. We have not verified any of the foregoing assumptions.

The opinions expressed in this opinion letter are limited to the General Corporation Law of the State of Delaware (the “DGCL”). We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of (i) any other laws; (ii) the laws of any other jurisdiction; or (iii) the law of any county, municipality or other political subdivision or local governmental agency or authority.

Based on and subject to the foregoing, and assuming that (i) the Amended Registration Statement and any required post-effective amendment thereto will be effective and will comply with all applicable laws at the time the relevant Shares are offered or issued as contemplated by the Amended Registration Statement or any such post-effective amendment; (ii) all Warrants have been issued and sold in compliance with the Warrant Agreement and applicable federal and state securities laws and in the manner stated in the Amended Registration Statement; (iii) all Shares have been or will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Amended Registration Statement; (iv) the Board of Directors, or any duly authorized committee thereof, shall not have rescinded or otherwise modified its authorization of any such issuance of Shares; (v) the Company shall remain at all times a corporation incorporated under the laws of the State of Delaware; (vi) the Warrant Agreement and the Warrants constitute legal, valid and binding obligations of each party thereto, enforceable against each such party in accordance with its terms; (vii) the Company will have sufficient authorized and unissued shares of Common Stock at the time of any issuance of the Shares upon the exercise of the Warrants; (viii) the issuance of each Share will be duly noted in the Company’s stock ledger upon its issuance; and (ix) the additional qualifications and other matters set forth below, it is our opinion that when certificates representing the Shares have been duly executed, authenticated (if required), issued and delivered as contemplated by the Amended Registration Statement and any prospectus supplement relating thereto and in accordance with any agreement or instrument binding upon the Company and duly authorized by the Board of Directors in accordance with the DGCL, upon payment of the consideration fixed therefor in accordance with the Warrant Agreement, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion letter as an exhibit to the Amended Registration Statement. In giving this consent, we do not thereby admit that we are experts with respect to any part of the Amended Registration Statement or Prospectus within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are within the category of persons whose consent is required under Section of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours truly,

/s/ K&L Gates LLP

K&L Gates LLP